Exhibit T3E-4

Offer to Exchange and Consent Solicitation

for

Any and All of its Outstanding 9.875% Senior Notes due 2018 (CUSIP Nos. 422680 AF5, U42308 AC7, 422680 AG3 and 422680 AE8)

and Related Guarantees

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 12, 2016 (THE “EXPIRATION DATE”), UNLESS EXTENDED OR EARLIER TERMINATED. HOLDERS OF EXISTING NOTES MUST VALIDLY TENDER THEIR EXISTING NOTES AND DELIVER THEIR CONSENTS ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE EXCHANGE CONSIDERATION. HOLDERS OF EXISTING NOTES WHO VALIDLY TENDER THEIR EXISTING NOTES AND DELIVER THEIR CONSENTS ON OR PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON MARCH 29, 2016 (THE “EARLY EXCHANGE DATE”) WILL BE ELIGIBLE TO RECEIVE THE TOTAL CONSIDERATION. EACH CONSENT WILL CONSTITUTE A CONSENT TO (I) THE WAIVER OF CERTAIN PROVISIONS AND EVENTS OF DEFAULT (THE “WAIVER”) TO THE EXISTING NOTES (AND RELATED GUARANTEES) AND THE ORIGINAL INDENTURE PURSUANT TO WHICH THE EXISTING NOTES WERE ISSUED, (II) IN THE CASE OF HOLDERS WHO TENDER ON OR PRIOR TO THE EARLY EXCHANGE DATE, ENTER INTO THE PROPOSED WARRANT AGREEMENT AMONG THE HOLDERS OF COMMON STOCK (THE “WARRANT AGREEMENT”) AND (III) FOR NEW HOLDERS OF COMMON STOCK, AN EXERCISE OF SUCH HOLDER’S FULL VOTING RIGHTS IN FAVOR OF AN INCREASE IN AUTHORIZED SHARES OF COMMON STOCK SUFFICIENT TO COVER THE JOHNSRUD EQUITY CONVERSION AND THE RIGHTS OFFERING.

A HOLDER WHO TENDERS EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER, AND THEREFORE DELIVERS A CONSENT, MAY NOT VALIDLY WITHDRAW SUCH TENDERED EXISTING NOTES OR REVOKE SUCH CONSENT.

March 16, 2016

To Our Clients:

Enclosed for your consideration is the Offering Memorandum dated March 16, 2016 (the “Offering Memorandum”), and the accompanying consent and letter of transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company”), to exchange, at the election of holders of Existing Notes, either $1,000 in (i)(a) its Senior Secured Second Lien Notes due 2021 (the “Notes”) or (b) shares of common stock, par value $0.01 per share (the “Common Stock”) of Nuverra (the “Equity Conversion”), converted at the Conversion Price and (ii) for holders of Existing Notes that tender on or prior to the Early Exchange Date, a pro rata share (based on the aggregate principal amount of the Existing Notes tendered on or prior to the Early Exchange Date) of penny warrants (the “Warrants”) sufficient to purchase 10% of shares of the Common Stock of the Company, subject to dilution, for each $1,000 principal amount of its outstanding 9.875% Senior Notes due 2018 (CUSIP Nos. 422680 AF5, U42308 AC7, 422680 AG3 and 422680 AE8) (the “Existing Notes”) upon the terms and subject to the conditions as described in the Offering Memorandum and the Letter of Transmittal.

In conjunction with the Exchange Offer, the Company hereby solicits (the “Consent Solicitation”) the Consents (the “Consents”). Any holder who tenders Existing Notes pursuant to the Exchange Offer must also deliver a Consent. Each Consent will constitute a consent (i) the waiver of certain provisions and events of default (the “Waiver”) to the Existing Notes (and related guarantees) and the Original Indenture pursuant to which the Existing Notes were issued, (ii) in the case of Holders who tender on or prior to the Early Exchange Date, enter into the proposed warrant agreement (the “Warrant Agreement”) and (iii) for new holders of Common Stock, an exercise of such holder’s full voting rights in favor of an increase in authorized shares of Common Stock sufficient to cover the Johnsrud Equity Conversion and the Rights Offering”). Holders may not deliver such Consent without tendering Existing Notes. The Offering Memorandum and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Offering Memorandum.

This material is being forwarded to you as the beneficial owner of the Existing Notes carried by us in your account, but not registered in your name. A tender of such Existing Notes, and therefore a delivery of a Consent, can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Existing Notes.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account and deliver a Consent, pursuant to the terms and conditions set forth in the enclosed Offering Memorandum and Letter of Transmittal.

The Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on April 12, 2016, unless extended or earlier terminated by the Company. If you desire to exchange your Existing Notes and deliver a Consent in the Exchange Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes, and deliver a Consent, on your behalf at or before the Expiration Date or the Early Exchange Date, as applicable, in accordance with the provisions of the Exchange Offer. A holder who tenders Existing Notes pursuant to the Exchange Offer, and therefore delivers a Consent, may not validly withdraw such tender of Existing Notes or revoke such Consent.

Your attention is directed to the following:

1.	The Exchange Offer and Consent Solicitation is described in and subject to the terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

2.	The Exchange Offer is for any and all Existing Notes.

3.	Subject to the terms and conditions of the Exchange Offer and Consent Solicitation, the Company will accept for exchange promptly following the Expiration Date all Existing Notes validly tendered and will issue Notes and Common Stock, as applicable, and, if you have tendered on or prior to the Early Exchange Date, the Warrants, promptly after such acceptance.

4.	Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

5.	The Exchange Offer expires at 11:59 p.m., New York City time, on April 12, 2016, unless extended or earlier terminated by the Company. If you desire to tender any Existing Notes pursuant to the Exchange Offer and Consent Solicitation, we must receive your instructions in ample time to permit us to effect a tender of the Existing Notes on your behalf at or before the Expiration Date or the Early Exchange Date, as applicable.

As set forth in the Letter of Transmittal, each holder of Existing Notes must make certain acknowledgements, representations and warranties to the Company. The enclosed “Instructions to Registered Holder from Beneficial Owner” form contains an authorization by you, as the beneficial owner of Existing Notes, for us to make these acknowledgements, representations and warranties on your behalf.

We urge you to read the enclosed Offering Memorandum and Letter of Transmittal in conjunction with the Exchange Offer and Consent Solicitation carefully before instructing us to tender your Existing Notes. If you wish to tender any or all of the Existing Notes held by us for your account, please so instruct us by completing, executing, detaching, and returning to us the instruction form attached hereto.

None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Owner” constitutes an instruction to us to tender ALL of the Existing Notes held by us for your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER WITH RESPECT TO THE

EXCHANGE OFFER AND CONSENT SOLICITATION

The undersigned acknowledges receipt of your letter and the enclosed material therein including the offering memorandum dated March 16, 2016 (the “Offering Memorandum”) of Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company”), and the accompanying consent and letter of transmittal (the “Letter of Transmittal”), that together constitute the offer to exchange (the “Exchange Offer”) either $1,000 in (i)(a) its Senior Secured Second Lien Notes due 2021 (the “Notes”) or (b) shares of common stock, par value $0.01 per share (the “Common Stock”) of Nuverra (the “Equity Conversion”), converted at the Conversion Price and (ii) for holders of Existing Notes that tender on or prior to the Early Exchange Date, a pro rata share (based on the aggregate principal amount of the Existing Notes tendered on or prior to the Early Exchange Date) of penny warrants (the “Warrants”) sufficient to purchase 10% of shares of the Common Stock of the Company, subject to dilution as described in the Offering Memorandum, for each $1,000 principal amount of its outstanding 9.875% Senior Notes due 2018 (CUSIP Nos. 422680 AF5, U42308 AC7, 422680 AG3 and 422680 AE8) (the “Existing Notes”), upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal.

Additionally, the undersigned acknowledges, in conjunction with the Exchange Offer, the Company’s solicitation (the “Consent Solicitation”) of the Consents (the “Consents”) whereby any holder who tenders Existing Notes pursuant to the Exchange Offer must also deliver a Consent, each such Consent constituting a consent to (i) the waiver of certain provisions and events of default (the “Waiver”) to the Existing Notes (and related guarantees) and the Original Indenture pursuant to which the Existing Notes were issued, (ii) in the case of Holders who tender on or prior to the Early Exchange Date, enter into the proposed warrant agreement among the holders of Common Stock (the “Warrant Agreement”) and (iii) for new holders of Common Stock, an exercise of such holder’s full voting rights in favor of an increase in authorized shares of Common Stock sufficient to cover the Johnsrud Equity Conversion and the Rights Offering.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer and Consent Solicitation with respect to the Existing Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Offering Memorandum and Letter of Transmittal.

The undersigned hereby represents and warrants that the undersigned has full power and authority to (i) tender, sell, assign and transfer all right, title and interest in the Existing Notes and to deliver a Consent and (ii) to acquire the Notes and Common Stock, as applicable, and, if such tender occurs on or prior to the Early Exchange Date, the Warrants, issuable upon the exchange of such Existing Notes and delivery of such Consent, and that, when such validly tendered Existing Notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

By completing, executing and delivering these Instructions, the undersigned hereby (i) makes the acknowledgments, representations and warranties referred to above, (ii) instructs you to tender the Existing Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Memorandum and Letter of Transmittal and to take such other action as necessary under the Offering Memorandum or the Letter of Transmittal to effect the valid tender of Existing Notes and deliver a Consent, and (iii) expressly agrees to be bound by the Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (fill in the amount):

$             of the 9.875% Senior Notes due 2018

With respect to the Exchange Offer and Consent Solicitation, the undersigned instructs you (check appropriate box):

☐	To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if less than all), for which the Exchange Consideration will be Notes:

$             of the 9.875% Senior Notes due 2018*

☐	To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if less than all), for which the Exchange Consideration will be Common Stock:

$             of the 9.875% Senior Notes due 2018*

*	Unless otherwise indicated here, a holder will be deemed to have tendered ALL of the Existing Notes held by us on such holder’s behalf. Existing Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. See Instruction 8 of the Letter of Transmittal.

☐	NOT to TENDER any Existing Notes held by you for the account of the undersigned.

SIGN HERE*

Name of Beneficial Owner:

Signature:

Capacity (full title)**:

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

My Account Number With You:

☐ CHECK HERE IF YOU ARE BROKER DEALER

Date: , 2016

*       Must be signed by the registered holder(s) of the Existing Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal).

**     If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person’s authority to so act. See Instruction 2 to the Letter of Transmittal.

None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Existing Notes held by us for your account.

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